Exhibit 10.1

1ST CENTURY BANK, N.A.

2004 FOUNDER STOCK OPTION PLAN

Adopted by Board on January 16, 2004

Approved by Shareholders on February 24, 2004

1.             PURPOSES.

The purpose of the Plan is to promote the interests of 1st Century Bank, N.A. (the “Bank”) and its Affiliates and shareholders by enabling the Bank to offer certain of its founders that are not also officers or directors of the Bank an opportunity to acquire an equity interest in the Bank as part of the consideration paid to them for their pre-organizational efforts and for other paid and valuable consideration.

2.             DEFINITIONS. For purposes of this Plan, the following terms shall have the meanings set forth below.

(a)     “Accredited Investor” shall mean (i) a director or executive officer of the Bank, (ii) any natural person whose individual net worth or joint net worth with that person’s spouse exceeds $1,000,000, (iii) any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year, or (iv) any other “accredited investor” as defined in Rule 502 under the Securities Act.

(b)     “Affiliate” means any parent corporation or subsidiary corporation of the Bank, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c)     “Bank” is defined in Section 1 above.

(d)     “Board” means the Board of Directors of the Bank.

(e)     “Code” means the Internal Revenue Code of 1986, as amended.

(f)     “Committee” means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

(g)     “Common Stock” means the common stock of the Bank.

(h)     “Comptroller” means the United States Comptroller of the Currency.

(i)      “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Bank for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j)      “Director” means a member of the Board of Directors of the Bank.

(k)     “Employee” means any person employed by the Bank or an Affiliate. Mere service as a Director or payment of a director’s fee by the Bank or an Affiliate shall not be sufficient to constitute “employment” by the Bank or an Affiliate.

(l)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)   “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)      If the Common Stock is listed on any established national securities exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the average of the closing bid and ask prices, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination for which such quotation exists, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)     In the absence of such markets for the Common Stock described in subsection (i) above, Fair Market Value shall be the average of the closing bid and ask prices of the Common Stock reported by the Nasdaq Electronic Bulletin Board for the last market trading day prior to the day of determination for which such quotation exists, or any comparable system on that day.

(iii)    In the absence of such markets for the Common Stock described in subsections (i) and (ii) above, the Fair Market Value shall be determined in good faith by the Board using any reasonable valuation method, including the valuation methods described in Treasury Regulations Section 20.2031-2.

(n)     “Founders” means a person who is not also an officer or director of the Bank and has been involved in promoting the interests of the Bank, providing advice to the executive officers of the Bank and/or have provided funds for pre-opening expenses of the Bank.

(o)     “Listing Date” means the first date upon which any class of common equity securities of the Bank is required to be registered under section 12 of the Exchange Act.

(p)     “Non-Employee Director” means a Director of the Bank who either (i) is not a current Employee or Officer of the Bank or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Bank or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required by the Bank under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required by the Bank under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “nonemployee director” for purposes of Rule 16b-3.

(q)     “Option” means an option not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r)     “Officer” means (i) before the Listing Date, any person designated by the Bank as an officer and (ii) on and after the Listing Date, a person who is an officer of the Bank within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)     “Option Agreement” means a written agreement between the Bank and a Participant (as defined below) evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(t)     “Outside Director” means a Director of the Bank who either (i) is not a current employee of the Bank or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Bank or an “affiliated corporation” receiving compensation for prior services (other than, benefits under a tax qualified pension plan), was not an officer of the Bank or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Bank or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(u)     “Participant” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(v)     “Plan” means this 1st Century Bank, N.A. 2004 Founders Stock Option Plan.

(w)     “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(x)     “Securities Act” means the Securities Act of 1933, as amended, as made applicable (including the regulations promulgated thereunder) to national banks by the Comptroller.

3.             ADMINISTRATION.

(a)     Administration by Committee. One or more Committees appointed by the Board shall administer the Plan. The Board shall designate one of the members of each Committee as the chairperson of such Committee. The term “Committee” shall apply to any person or persons to who such authority has been delegated. If no Committee has been appointed, the entire Board shall constitute the Committee. Members of each Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board also may at any time terminate the functions of any Committee and reassume all powers and authority previously delegated to such Committee. After the Listing Date, a Committee may consist of (i) solely of two or more Outside Directors in accordance with Section 162(m) of the Code and (ii) solely of two or more Non-Employee Directors in accordance with Rule 16b-3.

(b)     Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include: (i) selecting persons who are to receive Options under the Plan; (ii) determining the number and other features and conditions of such awards; (iii) interpreting the Plan; and (iv) making all other decisions relating to the operation of the Plan. The Committee may adopt such rules and guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c)     Indemnification. Each member of a Committee, or of the Board, shall be indemnified and held harmless by the Bank against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Option Agreement or stock purchase agreement entered into in connection with the Plan and (ii) from any and all amounts paid by him or her in settlement thereof, with the Bank’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her, provided he or she shall give the Bank an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Bank’s Articles of Association or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Bank may have to indemnify them or hold them harmless and shall be subject to any applicable limitations under law.

4.             SHARES SUBJECT TO THE PLAN.

(a)     Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be issued under this Plan shall not exceed in the aggregate of Seventy—Five Thousand (75,000) shares of Common Stock of the Bank.

(b)     Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

(c)     Source of Shares. The stock subject to the .Plan may be unissued shares or reacquired shares bought on the market or otherwise.

5.             ELIGIBILITY.

(a)     Eligibility for Options. Options may be granted only to Founders.

(b)     Section 162(m) Limitation. Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no employee shall be eligible to be granted Options covering more than Twenty-five Thousand (25,000) shares of the Common Stock during any calendar year. This subsection 5(b) shall not apply prior to the Listing Date and, following the Listing Date, this subsection 5(b) shall not apply until (i) the earliest of: (1) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 4); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of shareholders at which Directors of the Bank are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(in) of the Code and the rules and regulations promulgated thereunder.

6.             OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. A separate certificate or certificates will be issued for shares purchased on exercise of each Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)     Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)     Exercise Price. The exercise price of each Option grant made under the Plan shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

(c)     Consideration. The purchase price of stock acquired pursuant to an Option shall be paid in cash at the time the Option is exercised. No fractional shares shall be issuable upon exercise of this right, but, in lieu thereof, the Bank shall pay to the Participant an amount in cash equal to the fair market value of the resulting fractional share on the exercise date.

(d)     Transferability of Option. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that, in the sole discretion of the Committee, any Option may be transferred by a Participant to any member of the Participant’s immediate family, to a partnership the partners of which are all members of the Participant’s immediate family, or to a family trust the beneficiaries of which are all members of the Participant’s immediate family. Notwithstanding the foregoing provisions of this subsection 6(d), the Participant may, by delivering written notice to the Bank, in a form satisfactory to the Bank, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(e)     Vesting. The total number of shares of Common Stock subject to an Option grant to a Founder shall be fully-vested and not subject to forfeiture in the event of a termination of a Participant’s termination of employment with the Bank or status as a director or officer of the Bank or any of its Affiliates.

7.            COVENANTS OF THE BANK.

(a)     Availability of Shares. During the terms of the Options, the Bank shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

(b)     Securities Law Compliance. The Bank shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Bank to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Bank is unable to obtain from any such regulatory commission or agency the authority which counsel for the Bank deems necessary for the lawful issuance and sale of stock under the Plan or is otherwise unable to obtain a valid exemption from registration for purposes of issuing Options under such Plan, the Bank shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained or a valid exemption from registration is obtained.

8.            USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Bank.

9.            EXERCISE OR FORFEITURE.

In the event that Bank’s capital falls below the minimum requirements contained in 12 C.F.R. 3 or below a higher requirement as determined by the Comptroller, the Comptroller may direct the Bank to require Participants who have outstanding Options pursuant to this Plan to either exercise such Options or to forfeit all such Options. Bank will notify Participants who have outstanding Options pursuant to this Plan within forty-five (45) days from the date the Comptroller notifies the Bank in writing that such Participants must exercise or forfeit their Options. Notwithstanding anything in this Plan or an applicable Option Agreement to the contrary, the Bank will cancel outstanding Options not exercised within twenty-one (21) days of the Bank’s notification. The Bank has agreed to comply with any request by the Comptroller that the Bank invoke its right to require Participants who have outstanding Options pursuant to this Plan to exercise or forfeit their options under the previous circumstances.

10.          ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

(a)     Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Bank (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Bank), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(b), and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. For this purpose, the conversion of any convertible securities of the Bank shall not be treated as a transaction “without receipt of consideration” by the Bank.

(b)     Change in Control—Dissolution or Liquidation. In the event of a dissolution or liquidation of the Bank, then such Options shall be terminated if not exercised prior to such event.

(c)     Change in Control—Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale of all or substantially all of the assets of the Bank, (ii) a merger or consolidation in which the Bank is not the surviving corporation or (iii) a reverse merger in which the Bank is the surviving corporation but (A) the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (whether in the form of securities, cash or otherwise) or (B) the voting securities of the Bank outstanding immediately preceding the merger represent less than fifty percent (50%) of the total voting power represented by the voting securities of the Bank surviving such merger (other than, with respect to events otherwise described in items (i) through (iii) above, the formation of a holding company by the Bank, a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Bank in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Bank or their relative stock holdings and the Options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 10(c) for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar options for those outstanding under the Plan, the Options shall terminate if not exercised at or prior to such event and the Plan shall terminate.

11.          DURATION AND AMENDMENTS.

(a)     Term of Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Bank’s shareholders. In the event that the shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Options already made shall be null and void, and no additional Options shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to subsection (b) below.

(b)     Right to Amend or Terminate Plan. The Board may amend or terminate the Plan at any time. Rights under any Option granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment without the Participant’s consent.

(c)     Effect of Amendment or Termination. No Common Stock shall be issued or sold under the Plan after the termination thereof, except upon the exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Common Stock previously issued or Option previously granted under the Plan.

12.          MISCELLANEOUS.

(a)     Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Participant has satisfied all requirements for exercise of the Option pursuant to its terms.

(b)     No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Participant or other holder of Options any right to continue to serve the Bank or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Bank or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause or (ii) the service of a Director pursuant to the Bylaws of the Bank or an Affiliate, and any applicable provisions of the corporate law of the state in which the Bank or the Affiliate is incorporated, as the case may be.

(c)     Investment Assurances. The Bank may require a Participant, as a condition of exercising or acquiring any Option or stock under any Option, (i) to give written assurances satisfactory to the Bank as to the Participant’s Accredited Investor status, knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Bank who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Bank stating that the Participant is acquiring the Option or the stock subject to the Option for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock or Option. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if a determination is made by counsel for the Bank that such requirement need not be met in the circumstances under the then applicable securities laws. The Bank may, upon advice of counsel to the Bank, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Options or the stock.

(d)     Withholding Obligations. To the extent provided by the terms of an Option Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Option by any of the following means (in addition to the Bank’s right to withhold from any compensation paid to the Participant by the Bank) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Bank to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Option; of (iii) delivering to the Bank owned and unencumbered shares of the Common Stock.

(e)     Governing Law. This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California, except in the event the provisions of federal law are mandatorily applicable.